Exhibit 99.1
MEMORANDUM

To: Directors and Section 16 Officers of Whirlpool Corporation (“Whirlpool” or the “Company”)
From: Bridget Quinn
Date: April 30, 2018
Re: Important Notice of Special Blackout Period in Company Securities
This notice is to inform you of significant restrictions on your ability to transact in the Company’s securities during an upcoming “special” blackout period (the “Special Blackout Period”). The additional restrictions during this period are imposed on the Company’s directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, by Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission (“SEC”) Regulation BTR (Blackout Trading Restriction). It is in addition to the Company’s regularly scheduled blackout periods related to our earnings releases under the Company’s insider trading policy.
The Special Blackout Period will begin on May 21, 2018, and is expected to end during the week of May 28, 2018. However, the Special Blackout Period could continue and not end until during the week of June 11, 2018, under certain circumstances (generally, if 50 percent of more of the participants in Whirlpool 401(k) Retirement Plan (the “401(k) Plan”) elect to participate in the Company’s recently announced modified Dutch auction tender offer)1. The Special Blackout Period is due to the record keeper for the 401(k) Plan needing to temporarily suspend activity in the 401(k) Plan’s Whirlpool Stock Fund in order to process the tender offer in the 401(k) Plan. During the period of suspension, 401(k) Plan participants will be unable to diversify investments in the Whirlpool Stock Fund and will be unable to conduct certain transactions, including any distributions, contributions, investment transfers, loans or withdrawals to or from the Whirlpool Stock Fund. This period of suspension is to begin on May 21, 2018, and is expected to end (i) during the week of May 28, 2018 for 401(k) Plan participants who do not participate in the tender offer and (ii) during the week of June 11, 2018 for 401(k) Plan participants who do participate in the tender offer. When known, the Company will inform you of the actual ending date of the Special Blackout Period.
In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and SEC Regulation BTR, the Company’s directors and Section 16 officers are prohibited - during the Special Blackout Period - from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with his or her services as a director or Section 16 officer.
Please note the following:

•	“Equity securities” is defined broadly to include the Company’s common stock, options, and other derivatives.

•
Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

•
Among other things, you are prohibited from exercising options granted to you in connection with your services as a director or Section 16 officer, selling Company stock acquired pursuant to such options, selling Company common stock originally received as a restricted stock grant or upon the vesting of a restricted stock unit, or selling shares to cover withholding taxes upon the vesting of restricted stock or restricted stock units.

•	Exemptions may be available for purchases or sales under Rule 10b5-1 plans, dividend reinvestment plans, sales required by law, and certain other “automatic” transactions.

•
Although you are permitted to engage in transactions involving equity securities that were not acquired in connection with your services as a director or executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

These prohibitions apply in addition to the trading restrictions under the Company’s insider trading policy. If you engage in a transaction that violates these laws and regulations, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties. Because of the complexity of the regulations and the severity of the penalties and other remedies, please contact me (xXXXX) or Scott Dorfman (xXXXX) before engaging in any transaction involving the Company’s equity securities during the Special Blackout Period.

If you have any questions about the Special Blackout Period, its beginning or ending dates or the information in this notice, please feel free to contact me (269.923.XXXX) or Scott Dorfman (269.923.XXXX), or either of us c/o Whirlpool Corporation, 2000 M-63 North, Benton Harbor, Michigan 49022-2692.

Thank you.

______________________________
1The Special Blackout Period is due to the record keeper for the 401(k) Plan needing to temporarily suspend activity in the 401(k) Plan’s Whirlpool Stock Fund in order to process the tender offer in the 401(k) Plan. During the period of suspension, 401(k) Plan participants will be unable to diversify investments in the Whirlpool Stock Fund and will be unable to conduct certain transactions, including any distributions, contributions, investment transfers, loans or withdrawals to or from the Whirlpool Stock Fund. This period of suspension is to begin on May 21, 2018, and is expected to end (i) during the week of May 28, 2018 for 401(k) Plan participants who do not participate in the tender offer and (ii) during the week of June 11, 2018 for 401(k) Plan participants who do participate in the tender offer.